June 17, 1999

DISCLOSURE STATEMENT

SCIENTIFIC TECHNOLOGIES, INC.

Suite 1455, 409 Granville Street, Vancouver, British Columbia,
Canada V6C 1T2 Tel. (604) 685-0364


DATE OF DISCLOSURE STATEMENT:       June 15, 1999

TYPE OF SECURITIES OFFERED:         Shares of Common Stock of the Company

NUMBER OF SECURITIES OFFERED:       Up to 1,000,000 Shares of Common Stock
(the "Shares")



                              Offering Price    Underwriter Discount and
Commissions                                     Proceeds to Company
Per Share                       $1.00           NIL
                                $1.00
Total (If all shares sold)      $1,000,000      NIL
                                $1,000,000


The securities offered are offered on a best efforts basis. The Shares are offered by the Company without the benefit of an underwriter.
Sales of Common Stock will commence on the date of this Disclosure Statement and will terminate on November 30, 1999. There is no minimum number of Shares to be sold.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.   UPON ANY SALE,
SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

INVESTMENT IN THE COMMON STOCK OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD RETAIN THEIR OWN PROFESSIONAL ADVISORS TO REVIEW AND EVALUATE THE FINANCIAL, ECONOMIC, TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF THIS OFFERING OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR TO THE TERMS OF THE OFFERING. THE UNITED STATES SECURITIES COMMISSION HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS
DISCLOSURE STATEMENT.   THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

TABLE OF CONTENTS
                                                                Page

SUMMARY                                                           3

RISK FACTORS                                                      5

PLAN OF DISTRIBUTION                                             10

USE OF PROCEEDS                                                  13

DILUTION                                                         14

DESCRIPTION OF BUSINESS                                          15

DESCRIPTION OF PROPERTY                                          20

DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES                    20

REMUNERATION OF DIRECTORS AND OFFICERS                           22

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITY OWNERS                                      23

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS        24

SECURITIES BEING OFFERED                                         25

LITIGATION                                                       27

FINANCIAL STATEMENTS                                             27

EXHIBITS                                                         28



SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Disclosure Statement and the exhibits hereto. Prospective investors are urged to read this Disclosure Statement in its entirety.

The Company

Scientific Technologies, Inc. is a Delaware corporation incorporated on May 11, 1998.


The Offering

Securities Being Offered      Up to 1,000,000 shares of Common Stock of
the Company at a price of $1.00 US per share;  See "DESCRIPTION OF
SHARES."

Purchase Price                $1.00 US per Share.  See "TERMS OF THE
OFFERING."

Regulation S:   The Shares are being offered pursuant to
Regulation S of the United States Securities Act of 1933 to persons who are not "U.S. Persons". See "PLAN OF DISTRIBUTION".

Registration Rights: The Company has agreed to register the Shares with the United States Securities and Exchange Commission in order to qualify the resale of the Shares in the United States. The Company will file the required registration statement within a reasonable time of acceptance of the Subscription. See "PLAN OF DISTRIBUTION".

Securities Issued: As of the date of this Document, there are 7,604,481 shares of Common Stock issued and outstanding. Upon the completion of this offering, there will be 8,604,481 shares of Common Stock issued and outstanding if the offered Shares are fully sold. See "PRINCIPAL STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

Use of Proceeds: The proceeds to the Company from the sale of the Shares will be approximately $1,000,000, assuming all Shares are sold. See "USE OF PROCEEDS."

Dilution: Investors in this offering will experience substantial dilution. Dilution represents the difference between the offering price and the net tangible book value per share after the offering. Additional dilution may result from future offerings or from the exercise of future options pursuant to any stock option plan or warrants that may be established by the Company. See "DILUTION".

Risk Factors: The securities offered hereby involve a high degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective investors should carefully review and consider the factors set forth in the following section of this Document entitled "RISK FACTORS," as well as the other information set-forth herein, before subscribing for any of the Shares offered hereby.

RISK FACTORS

An investment in the Shares offered herein is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. Any investor should carefully consider the risks described below and the other information in this Disclosure Statement and any other filings the Company may make with the United States Securities and Exchange Commission
(the "SEC") in the future before investing in the Company's common stock. The risks described below are not the only ones affecting the Company. Additional risks that the Company is not aware of or that the Company currently believes are immaterial may become important factors that affect its business. If any of the following risks occur, or if others occur, the Company's business, operating results and financial condition could be seriously harmed. The trading price of its common stock could decline due to any of these risks, and any investor may lose all or part of his or her investment.

Risk Factors: An investment in the Common Stock involves many substantial risk factors, including those associated generally with a new venture and a high technology undertaking which does not have a developed marketing structure into a tested market. Although management itself feels that there is substantial demand for its product at its proposed price, that assumption is yet to be tested in full operation. The Company itself has a limited operating history.


Risk Factors Related to the Company's Business

Status of Venture: The Company, formed in 1998, has had no significant operations or business assets, and is yet in its early, development stage. In January, 1999 it purchased all of the shares of Northstar Technical Inc. ("Northstar") as described below.

No Operating History: The Company has been in actual operation under its current management for a relatively short time. It faces all of the risks inherent in a new business and those risks specifically inherent in the development and operation of a new business. The likelihood of the Company's success must be considered in light of the problems, expense, difficulties and delays frequently encountered in connection with a new business, including,but not limited to, uncertainty as to the ability to develop a market for a new product in a new area. The Company is not expected to generate any significant revenues until it completes a further offering of its securities. The purchase of the securities offered hereby must be regarded as the placing of funds at risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.

Management Risks Inherent in High-Technology Businesses: New ventures, particularly those involved in high technology, have substantial inherent risks. These risks are in three general areas: technical, mechanical and human. Notwithstanding any pre-production planning, any new products can incur unexpected problems in full scale production, all of which cannot always be foreseen or accurately predicted. Designs can become unworkable, for unpredicted reasons. Quality control and component sourcing failures are to be expected from time to time. Any operation, including the one contemplated here, is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgement or performance can be costly and, in instances, disabling. Therefore, management skill, experience, character and reliability are of premium importance.

Production Risks in High-Technology Ventures: The high-technology product line requires the Company to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations and tasks. Components must be custom designed and manufactured, which is not only complicated and expensive, but can require a number of months to accomplish. Slight mistakes in either the design or manufacturing can result in unsatisfactory parts which may not be correctable. Since this operation uses the talents of various professions, mistakes from very slight oversights or miscommunications can occur, resulting not only in costly delays and lost orders but in disagreements regarding liability and, in any event, extended delays in production.

Conflicts of Interest in Economic and Cost Data: The only production cost studies and market analysis which are relied upon in this Confidential Private Placement Offering Memorandum were prepared and performed by personnel of the Company. Those persons will derive substantial personal benefits from the start-up of the Company, part of which income will result whether or not the Company ever achieves sufficient income to reach economic equilibrium enabling it to make dividend distributions to shareholders.

Nature of Market Appeal: Although Management believes that the product will have sustained market demand over an extended period into the future, it is possible that current indications of commercial demand are limited to current market conditions only. It is possible that demand may be directed to other similar or competing products, because of technical developments or preferences or simply because of overwhelming commercial promotion, within a short period of time, thereby limiting the commercial viability of the product either prior to or shortly after the Company reaches an initial level of economic profitability. Unexpected negative publicity, even if not relating directly to the Company or its own products and even if unwarranted, can devastate a market. Such unusual fortuities can never be predicted.

Risk Factors Relating to Market Protection

Market Competition: The fishing trawl monitoring business is dominated by a number of larger competitors who are well established in the market place, have experienced and talented management, are well financed and have well recognized trade names related to their product lines. Although the Company believes Northstar's product line has certain distinctive characteristics which will allow it to penetrate the existing market and acquire a sufficient market share in its special niche to be profitable, there is no assurance that existing companies will not aggressively compete by introducing new products substantially similar to the Company's and at a price below that at which the Company can compete. Should this occur, the Company may not be able to survive for a sufficient time to reach viability.

Inherently Limited Nature of Patent Protection: The Company knows of several products directly competing with Northstar's NETMIND technology described inthis Disclosure Statement and it is conceivable that new similar products are now being or will be produced and distributed by one or more other entities. As some security from competition within the market place, the Company is relying on the protection which it hopes to realize under the United States and foreign patent laws. See "Business Plan". It is even conceivable that certain patent copyright claims superior to the Company's currently unfiled are either pending or planned, either within the U.S. or other foreign countries, which could significantly impact the Company's rights to the use of all, or important aspects, of the NETMIND technology. It is further conceptually possible that similar devices could be designed which, although not identical and therefore not infringing upon the Company's proprietary right, could function adequately to be distributed into the same market. Moreover, it is even possible that an unpatented or uncopyrighted but prior existing device or design may exist which simply has never been made public and therefore not known to Management or the industry in general. Such a device could be introduced into the market without infringing upon the Company's current rights. If any such competing non-infringing devices are produced and distributed, the Company's profit potential could be seriously limited.

Patent Protection is Not Self Enforcing: The Company plans to file copyright claims within the United States and countries where major markets exist. However, even apart from a superior right to the Company's claim to exclusive design and concept rights, if one or more competitors should yet produce and distribute a product apparently within the protection of one or more of those claims, the cost of enforcing the Company's claim could fall on the Company itself.
The costs can be substantial and ultimately could be beyond the financial resources of the Company. Even if it is not, the legal costs required in protecting that claim could seriously debilitate the Company's other operations. This is an inherent problem in relying upon patent claims for market protection. Thus, even though the patent may be valid, investors should be aware that it is not self-enforcing.

Cautions on Copyright Protection: If any of those copyright claims are challenged in a future lawsuit by one or more competitors, it is possible, although not probable, that a court could yet find one or more of those claims invalid, or at least too broad. The courts, and not the granting agencies are generally the final arbiters on such matters. If challenged, the court through its own interpretation of the laws and facts may either determine the patent to be completely invalid or the claim to be considerably narrower than defined in the patent documents issued by the patent offices.

Dependence Upon Key Personnel: At least in the near term, the Company is dependent upon its executive officers and certain key employees and consultants, the loss of any one of whom could have a material adverse effect on the Company. The Company has not obtained key man life insurance on the lives of its key personnel except for a policy of CDN $250,000 on Wilson Russell payable to Northstar Technical Inc. At the present time, the Company has not entered into consulting and employment agreements with each of its key employees. Alternatively, the primary means of maintaining their relationship with the Company's pursuit is their substantial equity interest. The continued success of the Company will also be dependent upon its ability to attract and retain highly qualified personnel in the sales area. There can be no assurance that the Company will be able to recruit and retain such personnel.

Risks Related to the Management Structure of the Company

Limitation on Liability of Management: Management will have no liability to the Company for any mistakes or errors of judgement or for any act or omission believed to be within the scope of authority conferred by the Company's articles unless such acts or omissions were performed or omitted fraudulently or in bad faith, constituted gross negligence or were a violation of a director's or officer's fiduciary obligations to the Company. The Company has agreed to indemnify the officers and directors against all loss or damage even if caused by an officer's or director's simple negligence unless such loss or damage was caused by that officer's or director's fraud, bad faith, gross negligence or breach of fiduciary obligation.

Risks Inherent in Business Investment

No Assurance of Profitability of Operation: Notwithstanding the business plan and projections made by the Company, there can be no assurance that the Company will be able to operate the commercial operation successfully and in fact, may ultimately fail. Even if the commercial operation itself is successful, there is no assurance that any specific level of profitability will be achieved by Management.

Application of Revenues: Although earnings sufficient to allow the possible payment of stock dividends may in the future develop, there is no assurance that earnings sufficient to pay such dividends will ever be achieved. Even if achieved, there is no assurance that such funds will not be applied by Management to other purposes. For instance, Management could apply those funds to payment of other debt which either now exists or may be incurred in the future, capital expansion or improvements, the creation of reserves, the payment of compensation or any other of a variety of business purposes. The decision of what portion of earnings is to be distributed in payment of dividends and what portion is to be retained for any of those other purposes is inherently within the discretion of Management.

Dilutionary Possibilities: A Board of Directors has the inherent right under applicable law, for whatever value the Board deems adequate, to the limit of shares authorized by the Articles, to issue additional shares, and all Common Stock shareholders, regardless of when the stock is issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. A majority of shareholders can vote to amend the Articles of Incorporation to authorize the issuance of additional preferred shares. The Board of Directors likewise has the inherent right, limited only by applicable law, provisions of the Articles of Incorporation and existing resolutions, to expand the number of shares in a series, createnew series and to establish preferences and all other terms and conditions in regard to such newly created series. Those terms and conditions may include preferences on an equal or prior rank to existing series and to all Common Stock. Those shares may be issued on such terms and for such consideration as the Board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. Any of those actions can not only dilute the Common Shareholders but the relative position of the holders of any series of any preferred class. Current shareholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.


RISKS RELATING TO THE NATURE OF THE OFFERING

Arbitrary Offering Price: The offering price of the Common Stock was arbitrarily determined by the Management and is not based on any specific recognized criteria of value or other practices. Quite specifically, it should be recognized that it is impossible to determine at what price if anything, those shares would sell. See "Terms of Offering", and "Conflicts of Interest".

Dilution of Proceeds from Common Stock: The Common Stock offered hereunder is being sold at US$1.00 per share. Subscribers under this offering will suffer an immediate dilution of their rights and contribution, as compared to the current shareholders of the Company. See "Terms of Offering" and "Financial Statements". While Management feels that the value of its technology and the business plan discussed herein justifies the subscription price, there is no assurance that this venture will succeed, thereby confirming that projection of disproportionate value.

GENERAL CAUTION: For all of the aforesaid reasons, and others set forth herein, the very nature of the Company, its management structure and the securities being offered here, each involve a notable risk.
Any person considering an investment in the securities offered hereby should be aware of these and other risk factors as set forth in this Disclosure Statement. No person should invest in these securities if that person anticipates a need for immediate return on his investment. These securities should only be purchased by persons who can afford to absorb a total loss of their investment and, at the very least, have no need for immediate return on that investment.

PLAN OF DISTRIBUTION

Securities Offered

The Offering consists of the offering of up to 1,000,000 shares of Common Stock of the Company, par value $0.0001 per share (each a "Share") at a price of $1.00 US per Share (the "Offering").

Sales of Common Stock to the public will commence on the date of this Disclosure Statement and will terminate on November 30, 1999, unless extended by the board of directors of the Company. There is no minimum number of Shares to be sold.

Capital Structure: The Company is authorized to issue a total of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, all of a par value of $0.0001 per share. At the present time, the Company has issued and outstanding a total of 7,604,481 shares of that Common Stock. If this Offering is fully subscribed, a maximum of 1,000,000 further shares will be issued in return for those subscriptions. This will bring the total shares outstanding, at the closing of this Offering to 8,604,481 shares.

Regulation S

The Offering is being made pursuant to Regulation S of the United States Securities Act of 1933 (the "Act"). The Offering is made to persons who are not "U.S. Persons" as defined by Regulation S of the Act. A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

a.      any natural person resident in the United States;
b. any partnership or corporation organized or incorporated under the laws of the United States;
c.      any estate of which any executor or administrator is a U.S. person;
d.      any trust of which any trustee is a U.S. person;
e.      any agency or branch of a foreign entity located in the United States;
f. any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States;
        and
g.      any partnership or corporation if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(1) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
        Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

By execution of the Subscription Agreement, each subscriber for shares (a "Subscriber") will represent to the Company that the Subscriber is not a U.S. Person and will agree with the Company as follows as a condition of the Company selling Shares to any Subscriber:

(A) The Subscriber will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

(B) The Subscriber will not engage in hedging transactions with regard to the Shares unless in compliance with the Act;

(C) The Subscriber will acknowledge and agree that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT.
SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO
AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

(A) The Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.


Registration Rights

The Company will prepare and file a registration statement with the United States Securities and Exchange Commission (the "SEC") pursuant to the Act on a Form SB-1, or other appropriate registration statement, as required to qualify the Shares purchased by each Subscriber for resale in the United States (the "Registration Statement"). The Company will undertake to file the Form SB-1 with the SEC within a reasonable time following the completion of the Offering of the Shares. The Company will use its best efforts to ensure effectiveness of the Registration Statement within a reasonable period of time following filing of the Registration Statement.


Local Securities Laws

The Offering and any subscription for Shares is subject to compliance with the securities laws and other applicable laws of the jurisdiction in which any Subscriber for the Offering is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company, in addition to the Subscription Agreement, as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber, other than the agreement of the Company to register the Shares with the SEC, as discussed above.


Best Efforts Basis

The Shares are being offered by the Company on a "best efforts". There is no minimum number of Shares to be sold pursuant to this Offering. The Company may immediately use proceeds obtained from this Offering. All proceeds received by the Company from subscribers for the Shares offered hereby will be available to the Company immediately.